Exhibit 99-1

N E W S    R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	August 23, 2011

DYCOM ANNOUNCES FISCAL 2011 FOURTH QUARTER AND ANNUAL RESULTS

Palm Beach Gardens, Florida, August 23, 2011 – Dycom Industries, Inc. (NYSE: DY) announced today its results for the fiscal 2011 fourth quarter and year ended July 30, 2011.  Dycom utilizes a 52/53 week fiscal year ending on the last Saturday in July; as a result, the fourth quarter of fiscal 2011 contained 13 weeks compared to 14 weeks in the fourth quarter of fiscal 2010.

The Company reported:

•
contract revenues of $303.7 million for the quarter ended July 30, 2011, compared to $281.5 million for the quarter ended July 31, 2010, an increase of 10.8% after adjusting for revenues from acquired businesses and  the incremental week in the fourth quarter of fiscal 2010;

•	Adjusted EBITDA (Non-GAAP) of $39.9 million for the quarter ended July 30, 2011, compared to $28.2 million for the quarter ended July 31, 2010;

•
net income of $13.0 million, or $0.38 per common share diluted, for the quarter ended July 30, 2011, compared to $4.6 million, or $0.12 per common share diluted, for the quarter ended July 31, 2010; and

•	share repurchases of 580,000 shares of its common stock for $9.1 million in open market transactions during the quarter ended July 30, 2011.

The Company also reported:

•
contract revenues of $1,035.9 million for the fiscal year ended July 30, 2011, compared to $988.6 million for the fiscal year ended July 31, 2010, an increase of 3.5% after adjusting for revenues from acquired businesses and the incremental week in the fourth quarter of fiscal 2010;

•	Adjusted EBITDA (Non-GAAP) of $110.2 million for the fiscal year ended July 30, 2011, compared to $85.7 million for the fiscal year ended July 31, 2010; and

•
net income on a GAAP basis of $16.1 million, or $0.45 per common share diluted, for the fiscal year ended July 30, 2011, compared to $5.8 million, or $0.15 per common share diluted, for the fiscal year ended July 31, 2010.  On a Non-GAAP basis, net income for the fiscal year ended July 30, 2011 was $21.9 million, or $0.61 per common share diluted, as compared to $6.8 million, or $0.17 per common share diluted, for the fiscal year ended July 31, 2010.

Non-GAAP net income for the fiscal year ended July 30, 2011 excludes an $8.3 million pre-tax loss on debt extinguishment associated with the Company’s tender offer and redemption of its senior subordinated notes due 2015, a $0.6 million pre-tax charge in cost of earned revenues for the proposed settlement of the Company’s outstanding wage and hour class action litigation, and $0.2 million in pre-tax acquisition related costs.  Non-GAAP net income for the fiscal year ended July 31, 2010 excludes a $1.6 million pre-tax charge in cost of earned revenues for the settlement of a wage and hour class action claim.  Additionally, Non-GAAP net income for the fiscal year ended July 31, 2010 excludes a $1.1 million non-cash charge to income tax expense for a valuation allowance against a deferred tax asset, and the reversal of $1.0 million for certain income tax liabilities that were no longer required.

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization.  Non-GAAP Adjusted EBITDA excludes from EBITDA those items that were excluded in determining Non-GAAP net income.  In addition, Non-GAAP Adjusted EBITDA excludes gain on sale of fixed assets and stock-based compensation expense for the respective periods.

A Tele-Conference call and slide presentation to review the Company’s results will be hosted at 9 a.m. (ET), Wednesday, August 24, 2011; call 800-230-1096 (United States) or 612-288-0337 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with the slide presentation, will be available at http://www.dycomind.com under the heading “Events.”  The slide presentation will be available at approximately 8 a.m. (ET) on Wednesday, August 24, 2011.  If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will be available at http://www.dycomind.com until Friday, September 23, 2011.

Dycom is a leading provider of specialty contracting services throughout the United States.  These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric and gas utilities and others.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that the presentation of certain Non-GAAP financial measures in this press release provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period with the Company’s performance in the comparable prior-year periods.  See the accompanying tables which present a reconciliation of Non-GAAP to GAAP financial information.  The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Fiscal 2011 fourth quarter and annual results are preliminary and are unaudited.  This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act.  These statements are based on management’s current expectations, estimates and projections.  Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release.  Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission.  The Company does not undertake to update forward-looking statements.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
July 30, 2011 and July 31, 2010
Unaudited

	July 30,	July 31,
	2011	2010
ASSETS	(Dollars in thousands)
Current Assets:
Cash and equivalents	$44,766	$103,320
Accounts receivable, net	138,552	110,117
Costs and estimated earnings in excess of billings	90,855	66,559
Deferred tax assets, net	15,957	14,944
Income taxes receivable	8,685	3,626
Inventories	20,558	16,058
Other current assets	10,938	8,137

Total current assets	330,311	322,761

Property and equipment, net	149,439	136,028
Goodwill	174,849	157,851
Intangible assets, net	56,279	49,625
Other	13,877	13,291

Total	$724,755	$679,556

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$39,399	$25,881
Current portion of debt	232	47
Billings in excess of costs and estimated earnings	749	376
Accrued insurance claims	26,092	28,086
Other accrued liabilities	52,041	42,813

Total current liabilities	118,513	97,203

Long-term debt	187,574	135,350
Accrued insurance claims	23,344	24,844
Deferred tax liabilities, net non-current	39,923	24,159
Other liabilities	3,550	3,445

Stockholders' Equity	351,851	394,555

Total	$724,755	$679,556

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010	2011	2010
	(Dollars in thousands, except per share amounts)

Contract revenues	$303,719	$281,541	$1,035,868	$988,623

Cost of earned revenues, excluding depreciation and amortization	239,132	227,823	837,119	810,064
General and administrative expenses (1)	26,284	26,442	94,622	98,140
Depreciation and amortization	15,639	17,049	62,533	63,607
Total	281,055	271,314	994,274	971,811

Interest income	16	12	106	97
Interest expense	(4,114)	(3,802)	(16,017)	(14,272)
Loss on debt extinguishment	-	-	(8,295)	-
Other income, net	3,633	1,634	11,096	8,093

Income before income taxes	22,199	8,071	28,484	10,730

Provision for income taxes	9,234	3,428	12,377	4,881

Net income	$12,965	$4,643	$16,107	$5,849

Earnings per common share:

Basic earnings per common share	$0.38	$0.12	$0.46	$0.15

Diluted earnings per common share	$0.38	$0.12	$0.45	$0.15

Shares used in computing income per common share:
Basic	33,822,998	38,655,934	35,306,900	38,931,029

Diluted	34,503,794	38,716,447	35,754,168	38,996,866

(1) Includes stock-based compensation expense of $1.3 million and $4.4 million for the three and twelve months ended July 30, 2011, respectively, and $0.9 million and $3.4 million for the three and twelve months ended July 31, 2010, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

The below table presents Non-GAAP net income for the twelve months ended July 30, 2011 and July 31, 2010 and a reconciliation of Non-GAAP net income to GAAP net income.

	Twelve Months	Twelve Months
	Ended	Ended
	July 30,	July 31,
	2011	2010
	(Dollars in thousands, except per share amounts)

Pre-Tax Reconciling Items decreasing net income
Loss on debt extinguishment	$(8,295)	$-
Charges for wage and hour class action matters	(600)	(1,550)
Acquisition related costs	(223)	-
Total Pre-Tax Reconciling Items	(9,118)	(1,550)
Tax-effect of Pre-Tax Reconciling Items	3,342	714
Other Reconciling Items increasing (decreasing) income:
Valuation allowance on deferred tax asset	-	(1,090)
Reversal of certain income tax liabilities	-	999
Total Reconciling Items, net of tax	$(5,776)	$(927)

GAAP net income	$16,107	$5,849
Adjustment for Reconciling Items above, net of tax	5,776	927
Non-GAAP net income	$21,883	$6,776

Earnings per common share:

Basic earnings per common share - GAAP	$0.46	$0.15
Adjustment for Reconciling Items above, net of tax	0.16	0.02
Basic earnings per common share - Non-GAAP	$0.62	$0.17

Diluted earnings per common share - GAAP	$0.45	$0.15
Adjustment for Reconciling Items above, net of tax	0.16	0.02
Diluted earnings per common share - Non-GAAP	$0.61	$0.17

Earnings per share amounts may not add due to rounding.

Shares used in computing GAAP and Non-GAAP earnings per common share and adjustment for Reconciling Items above:

Basic	35,306,900	38,931,029

Diluted	35,754,168	38,996,866

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The below table presents the Non-GAAP financial measures of EBITDA and Adjusted EBITDA for the three and twelve months ended July 30, 2011 and July 31, 2010 and a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure.

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 30,	July 31,	July 30,	July 31,
	2011	2010	2011	2010
	(Dollars in thousands)
Reconciliation of Net income to Adjusted EBITDA:
Net income	$12,965	$4,643	$16,107	$5,849
Interest expense, net	4,098	3,790	15,911	14,175
Provision for income taxes	9,234	3,428	12,377	4,881
Depreciation and amortization expense	15,639	17,049	62,533	63,607
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	41,936	28,910	106,928	88,512
Gain on sale of fixed assets	(3,406)	(1,534)	(10,216)	(7,677)
Stock-based compensation expense	1,324	863	4,409	3,351
Loss on debt extinguishment	-	-	8,295	-
Charges for wage and hour class action matters	-	-	600	1,550
Acquisition related costs	-	-	223	-
Adjusted EBITDA	$39,854	$28,239	$110,239	$85,736

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited
(continued)

The reconciliation of contract revenues adjusted for revenues from acquired businesses and the incremental week in the fourth quarter of fiscal 2010 and in the full fiscal 2010 year, and the change from the comparable current year period, is presented below:

	Contract Revenues - GAAP	Revenues from acquired businesses	Incremental week of revenue as a result of the Company's 52/53 week year(1)	Contract Revenues - Non-GAAP	% Growth - GAAP	% Growth - Non-GAAP
	(Dollars in thousands)

Three Months Ended July 30, 2011	$303,719	$(14,118)	$-	$289,601	7.9%	10.8%

Three Months Ended July 31, 2010	$281,541	$-	$(20,110)	$261,431

Twelve Months Ended July 30, 2011	$1,035,868	$(33,764)	$-	$1,002,104	4.8%	3.5%

Twelve Months Ended July 31, 2010	$988,623	$-	$(20,110)	$968,513

(1) Calculated as fourth quarter of fiscal 2010 contract revenues divided by 14 weeks.